As filed with the Securities and Exchange Commission on May 12, 1994
                                                     Registration No. 33-_____


                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                                    ________________

                                CCB FINANCIAL CORPORATION
                 (Exact name of registrant as specified in its charter)

                North Carolina                               56-1347849
      (State or other Jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

                                _________________________

                                   111 Corcoran Street
                              Durham, North Carolina 27701
              (Address of principal executive offices, including Zip Code)

                                _________________________

                            1993 MANAGEMENT RECOGNITION PLAN
                        FOR CCB SAVINGS BANK OF LENOIR, INC., SSB
                                (Full title of the plan)

                                _________________________

                                   ERNEST C. ROESSLER
                                CCB Financial Corporation
                                   Post Office Box 931
                              Durham, North Carolina  27702
                                     (919) 683-7777
                         (Name and address of agent for service)

                                        Copy to:
                                Anthony Gaeta, Jr., Esq.
                                  Ward and Smith, P.A.
                             Two Hannover Square, Suite 2400
                                  Post Office Box 2091
                           Raleigh, North Carolina  27602-2091
                                     (919) 836-1800

                                _________________________

                           CALCULATION OF REGISTRATION FEE (1)

                              Proposed         Proposed
Title of                      Maximum          Maximum            Amount of
Securities to   Amount to be  Offering Price   Aggregate          Registration
be Registered   Registered    Per Share        Offering Price     Fee (1)

Common Stock,
  $5 par value   72,000        $37.50          $2,700,000           $930.96

(1) The shares of Registrant's common stock, $5.00 par value (the "Common Stock"), are being offered to eligible directors and employees of Registrant and its direct and indirect subsidiaries pursuant to the terms of Registrant's 1993 Management Recognition Plan for CCB Savings
      Bank of Lenoir, Inc., SSB (the "Plan"). Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the price at which the shares were issued pursuant to the Plan.

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

    Registrant filed a Registration Statement on Form S-8
(Registration No. 33-61272) with respect to the Plan with the Securities and Exchange Commission (the "Commission") on April 19, 1993 and incorporates that Registration Statement herein by reference.

Item 8.  Exhibits

    The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

    5 Opinion of Ward and Smith, P.A. as to the legality of the securities being registered (filed herewith).

    23.1     Consent of KPMG Peat Marwick (filed herewith).

    23.2 Consent of Ward and Smith, P.A. (contained in its opinion filed herewith as Exhibit 5).

    24       Power of Attorney (filed herewith).

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on May 11, 1994.

                                      CCB Financial Corporation
                                      (Registrant)


                                      By:/s/ Ernest C. Roessler
                                         Ernest C. Roessler

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                     Title              Date
/s/ Ernest C. Roessler            President and       May 11, 1994
Ernest C. Roessler                Director
                                  (Principal
                                  Executive
                                  Officer)

/s/ W. Harold Parker, Jr.         Senior Vice         May 11, 1994
W. Harold Parker, Jr.             President and
                                  Controller
                                  (Principal
                                  Financial and
                                  Accounting
                                  Officer)

*/s/ W. L. Burns, Jr.             Chairman of         May 11, 1994
W. L. Burns, Jr.                  the Board

J. Harper Beall, III              Director            ___________, 1994

*/s/ James B. Brame, Jr.          Director            May 11, 1994
James B. Brame, Jr.

*/s/ Timothy B. Burnett           Director            May 11, 1994
Timothy B. Burnett

*/s/ Arthur W. Clark              Director            May 11, 1994
Arthur W. Clark

*/s/ Kinsley van R. Dey, Jr.      Director            May 11, 1994
Kinsley van R. Dey, Jr.

*/s/ Frances Hill Fox             Director            May 11, 1994
Frances Hill Fox

T. E. Haigler, Jr.                Director             ___________, 1994

*/s/ George R. Herbert            Director            May 11, 1994
George R. Herbert

Edward S. Holmes                  Director            ___________, 1994

Owen G. Kenan                     Director            ___________, 1994

Eugene J. McDonald                Director            ___________, 1994

Hamilton W. McKay, Jr., M.D.      Director            ___________, 1994

*/s/ Eric B. Munson               Director            May 11, 1994
Eric B. Munson

John B. Stedman                   Director             ___________, 1994

H. Allen Tate, Jr.                Director             ___________, 1994

*/s/ Phail Wynn, Jr.              Director             May 11, 1994
Dr. Phail Wynn, Jr.

By:/s/ W. Harold Parker, Jr.
W. Harold Parker, Jr., Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                 Description                      Page Number


  5          Opinion of Ward and Smith, P.A. as
             to the legality of the securities
             being registered

23.1         Consent of KPMG Peat Marwick

23.2         Consent of Ward and Smith, P.A.

24           Power of Attorney